EXHIBIT 10.54



                                      LEASE


         THIS LEASE is made and entered into this 30th day of October, 1996, by and between WISCONSIN WAREHOUSING, LLC, a Wisconsin limited liability company, hereinafter referred to as "LESSOR") and MORGAN PRODUCTS, LTD., a Delaware corporation (hereinafter referred to as "LESSEE").

         1. Description of Leased Premises. LESSOR hereby leases to LESSEE approximately the east forty thousand (40,000) square feet of a commercial building at 3600 Moser Street, Oshkosh, Wisconsin, as depicted on the floor plan attached hereto and incorporated as Exhibit "A" of this Lease (the "Leased Premises"). LESSOR expressly reserves the right to construct additional buildings and improvements on the vacant land owned by LESSOR north of the Leased Premises; provided that such construction does not have a material adverse effect en LESSEE'S use and enjoyment of the Leased Premises. LESSEE shall have the right to use jointly with LESSOR and any other tenants of LESSOR any driveways, sidewalks, parking lots, common areas, rail facilities and other common facilities serving the building in which the Leased Premises are located. The legal description of the real estate on which the Leased Premises are located is set forth in Exhibit "B" of this Lease.

         2. Term. This Lease shall be for a term of three (3) years commencing November 1, 1996 and ending October 31, 1999, unless sooner terminated as hereinafter provided.

         3. Rent. The annual rent for each year of this Lease shall be Eighty-six Thousand Four Hundred Dollars ($86,400.00). The rent shall be payable in equal monthly installments of Seven Thousand Two Hundred Dollars ($7,200.00), payable on the first day of each month commencing November 1, 1996. The rent shall be paid to LESSOR at the address set forth in this Lease, or at such other address as LESSOR shall hereinafter designate in writing to LESSEE.

         4. Shared Expenses. LESSEE'S share of any real estate taxes, special assessments, insurance premiums or other expense of which LESSEE is required to pay a proportionate share under any provision of this Lease shall be determined by dividing the total number of square feet available for lease in the building in which the Leased Premises are located by the number of square feet in the Leased Premises. The parties agree that LESSEE'S proportionate share of such expenses is currently fifty percent (50%). LESSEE shall pay LESSEE'S share of such expenses within thirty (30) days of LESSEE'S receipt of a billing therefore. In the event LESSOR elects to construct an additional building on the vacant land owned by LESSOR and LESSOR or the tenants in such building also have use of any driveways, parking lots, rail facilities or other common areas or facilities, LESSEE'S share of the expenses related to such common areas or facilities shall be equitably adjusted on the basis of relative usage. If the parties are unable to agree on the amount of such adjustment, the adjustment shall be determined by binding arbitration as provided in Paragraph 34 of this Lease.

         5. Late Charge. In the event LESSEE fails to pay the rent due hereunder within ten (10) days of LESSEE'S receipt of written notice that such rent is delinquent, or fails to pay any other amount due to LESSOR under this Lease when it is due, LESSEE shall pay to LESSOR as additional rent, interest on such delinquent amount at the rate of twelve percent (12%) per annum from the date on which such amount was due to the date of payment.



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         6.  Assignment or  Subletting.  LESSEE shall not assign this Lease,  or sublet any portion of the Leased Premises, without the prior written consent of LESSOR, which consent shall not be unreasonably withheld.

         7. Alterations and Improvements by LESSEE. In the event LESSEE desires to make any alterations or improvements to the Leased Premises, LESSEE shall first submit the plans for such alterations or improvements to LESSOR for written approval, which approval shall not be unreasonably withheld. Ml such alterations and improvements shall be made at LESSEE'S expense in a good, safe and workmanlike manner after LESSEE has obtained all necessary approvals and permits from the applicable government authorities. All such alterations and improvements shall, as of the expiration of the term, belong to LESSOR; provided, however, LESSEE agrees that in the event there are any such alterations, changes or improvements, LESSEE shall, upon notification of LESSOR given at the time of approval, restore such alterations or such part thereof as may be referred to in the notice, to the same condition as they were at the beginning of the Lease at LESSEE'S cost and expense.

         8. LESSEE'S Right to Remove Fixtures. LESSEE shall have the right to remove from the Leased Premises all of LESSEE'S apparatus and equipment installed therein, whether or not such apparatus and equipment be attached to the real estate, provided that all such apparatus and equipment shall be removed at the date of the termination of this Lease or any renewal thereof, and provided further that LESSEE shall restore and repair any damage to the Leased Premises caused by the removal of such apparatus and equipment, such restoration and repairs to be accomplished in such a manner so that the restoration and repair is not noticeable as such after completion thereof.

         9. Real Estate Taxes and Special Assessments. LESSEE shall pay its proportionate share of all general real estate taxes and special assessments levied or assessed against the Leased Premises during tn to pay special assessments shall be limited to the annual installments due thereon based upon the longest payment period available to LESSOR. LESSEE'S proportionate share of such real estate taxes and special assessments shall be computed as provided in paragraph 4 of this Lease.

         10. Personal Property Taxes. LESSEE shall pay any and all personal property taxes levied or assessed against the equipment, improvements, inventory and other personal property owned by or leased to LESSEE.

         11. Signs. LESSEE shall have the right to erect appropriate signage advertising the nature of LESSEE'S business. The plans for such signage shall be submitted to LESSOR for approval, which approval shall not be unreasonably withheld. Any signage shall be erected in compliance with all rules and regulations concerning the same and such erection shall be conducted in a manner so as not to unnecessarily damage the Leased Premises when such signage is removed. Any damage caused by the removal of such signage shall be repaired by LESSEE at LESSEE's expense.

         12. Utilities. LESSEE shall pay all utility charges for the utilities serving the Leased Premises, including without limitation, heat, gas, light, electricity, sewer, and water. The cost for any utilities which are not separately metered and serve both the Leased Premises and other portions of the building in which the Leased Premises are located shall be prorated between LESSEE and LESSOR based upon the agreement of the parties or the best estimate of the utility company as to the actual usage of such utility by each of the parties served.

         13. Maintenance by LESSOR. LESSOR shall be responsible for the full cost of any necessary maintenance, repair or replacement of the roof, foundation, exterior walls and structural components of the building in which the Leased Premises are located. Notwithstanding any other provision of this Lease,

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LESSOR shall not be  responsible  for any  maintenance,  repair or  replacements caused by the negligence or willful acts of LESSEE, or LESSEE's employees, agents, contractors, permittees, customers, guests and invitees.

         14. Maintenance by LESSEE. LESSEE shall keep the Leased Premises reasonably clean, and upon the termination of this Lease, LESSEE shall return the Leased Premises to LESSOR, in the same condition as at the commencement of the term of this Lease, except for authorized alterations and improvements; reasonable wear and tear and other loss, damage or injury caused by fire or other casualty beyond the reasonable control or prevention of LESSEE. Except as otherwise expressly provided in this Lease, LESSEE shall be responsible for the full cost of the maintenance, repair and replacement of the interior and exterior of the Leased Premises, including without limitation: the interior walls and wall coverings; floor coverings; plumbing and fixtures; electrical wiring and fixtures; heating, ventilating and air conditioning systems; windows and doors (including glass breakage); loading dock and all mechanical equipment serving the Leased Premises. LESSEE shall also be responsible for its proportionate share of any necessary maintenance, repair or replacement of the sidewalks, driveways, parking lots, common rail facilities, lawn, landscaping and common area maintenance, including lawn maintenance and snow removal. LESSEE shall also be responsible for any maintenance, repairs or replacements necessitated as a result of the negligence or willful acts of LESSEE or LESSEE'S employees, agents, contractors, permittees, customers, guests and invitees. Notwithstanding anything contained herein to the contrary, LESSEE shall not be responsible for any maintenance, repairs or replacements caused by the negligence or willful acts of LESSOR or any other tenant, or their respective employees, agents, contractors, permittees, customers, guests and invitees.

         15. Use of Leased Premises. The Leased Premises shall be used solely for the finishing and storage of LESSEE'S products, offices and related uses. LESSEE shall comply with all state, local and federal laws and regulations governing the conduct of LESSEE'S business and the possession, occupancy and use of the Leased Premises. LESSEE shall also comply with reasonable regulations or restrictions imposed by LESSOR or LESSOR'S insurance carrier. LESSEE shall keep the Leased Premises free and clear of refuse, garbage and debris. All refuse shall be sorted in accordance with applicable recycling and refuse collection regulations, stored in appropriate containers out of public view and promptly removed from the Leased Premises. LESSEE shall not conduct any illegal, dangerous or hazardous activities on the Leased Premises. LESSEE shall not use, store or dispose of any toxic, dangerous or hazardous materials of any kind on the Leased Premises, without the prior written consent of LESSOR. LESSEE agrees to comply wit all environmental rules and regulations, including regulations related to the use, storage and disposal of any toxic, dangerous or hazardous materials permitted by LESSOR.

         16. Quiet Enjoyment. LESSOR warrants and represent to LESSEE that so long as LESSEE pays the rent due hereunder and performs all its covenants and agreements under this Lease, LESSEE shall have peaceable and quiet enjoyment of the Leased Premises, and all rights, easements and privileges appurtenant thereto, without interruption by LESSOR, the mortgagee of LESSOR, or any other person, firm or corporation claiming under either LESSOR or the mortgagee of LESSOR.

         17. Right of Entry. LESSOR, or any agent of LESSOR, shall have the right at any reasonable time to enter the Leased Premises for the purpose of examination or for any purpose which LESSOR (or any agent of LESSOR) may deem necessary for the protection of the rights of LESSOR, and to exhibit the Leased Premises for the purpose of sale at reasonable times. In the event LESSEE elects not to renew this Lease, LESSOR shall have the right to place signs on conspicuous portions of the Leased Premises advertising the same for rental or for sale during tended term of this Lease. LESSOR or LESSOR'S agent shall give LESSEE reasonable notice of LESSOR'S intention to enter the Leased Premises, except in emergency situations.

         18. Insurance. LESSEE shall secure and maintain, during the term of this Lease, and any renewal thereof, public liability insurance covering the Leased Premises with an aggregate policy limit of not less than one million dollars ($1,000,000.00). This policy shall name LESSOR as an additional insured party

         LESSOR shall secure and maintain, during the term of this Lease and any renewal thereof, public liability insurance covering the building in which the Leased Premises are located and the adjacent real estate owned by LESSOR with an aggregate policy limit of not less than one million dollars ($1,000,000.00). This policy shall name LESSEE as an additional insured party. LESSEE shall pay its proportionate share of such insurance coverage, as provided in paragraph 4 of this Lease.

         LESSOR shall secure and maintain during the term of this Lease, or any renewal thereof, fire and extended peril insurance coverage insuring the building and improvements owned by LESSOR for the full replacement cost thereof LESSEE shall pay its proportionate share of the cost. of such insurance coverage, as provided in paragraph 4 of this Lease.

         LESSEE shall secure and maintain during the term of this Lease, and any renewal thereof, fire and extended peril insurance coverage in a separate policy for LESSEE'S inventory, equipment, trade fixtures, leasehold improvements and other property.

         All policies of insurance shall be issued by good and responsible companies satisfactory to both parties. Each party shall, upon demand, provide to the other party a certificate of insurance with respect to any insurance coverage required to be maintained by such party. All certificates of insurance shall be in a form acceptable to the party entitled to receive such certificate.

         19. Indemnification and Hold Harmless. LESSEE agrees to indemnify and hold LESSOR harmless from any and all liability for injuries to, or death of, any persons and for loss or damage to any property, including all costs and expenses incident thereto, arising from or in connection with LESSEE'S installations, maintenance, repair or use of the Leased Premises or the operation of LESSEE'S business. LESSEE shall also indemnify and hold LESSOR harmless from any and all liability related to LESSEE'S use, storage or disposal of any toxic, dangerous or hazardous materials of any kind on the leased Premises. LESSEE'S obligations under this paragraph shall include, without limitation, all fines, forfeitures, penalties, site investigation costs, remediation plan development costs, remediation or clean-up expenses, attorney's fees, consultant fees and other expenses incurred by LESSOR in responding to, defending or complying with any requirement imposed upon LESSOR in any action or proceeding brought against LESSOR. LESSEE accepts the condition of the Leased Premises and building in which the Leased Premises are located as of the date of the commencement of this Lease. LESSOR shall not be liable to LESSEE for any damage done or occasioned by problems with the plumbing, electrical wiring, heating, air conditioning, sprinkling, sewer, gas, water, steam or other mechanical components of the Leased Premises. LESSOR shall not be liable to LESSEE for any damage done or occasioned by bursting of pipes or the build-up of water, snow, ice or acts of God.

         20. Mutual Waiver of Subrogation. The parties agree to cause any and all fire, extended coverage or other hazard insurance policies which may be carried by either party to include a waiver of subrogation endorsement, unless the party securing such insurance notifies the other party in writing that such endorsement is unavailable. Each party hereby expressly waives all claims for recovery from the other party for any loss or damage to its property insured under valid and collectable insurance policies to the extent of any recovery collectable under such insurance. This waiver of subrogation shall not be enforced if it will invalidate or impair the coverage under any policy.

         21. Condemnation. If at any time during the original term of this Lease, or any renewal term, there shall arise or occur any condition or restriction of any kind or nature (including the taking of part or all of the Leased Premises or part or all of the streets, alleys or ways now available for ingress and egress thereto by condemnation proceedings or by right of eminent domain), which would substantially prevent or interfere with LESSEE's use of the Leased Premises for the purpose of carrying on its business thereon, then in such event LESSEE shall have the right, at its option, to immediately cancel and terminate this Lease by written notice to LESSOR and LESSEE shall thereupon be relieved of all obligations and liabilities hereunder.

         If only a part of the Leased Premises are taken by condemnation proceedings or by right of eminent domain and LESSEE shall be able to conduct its business operations on the remaining portion thereof and shall so notify LESSOR in writing within ten (10) days after the taking, then the rent to be paid hereunder shall be adjusted so that LESSEE shall pay only that portion of the whole amount thereof that is represented by the worth or value of the remaining property as compared with the worth or value of the property rent shall be agreed upon in writing between the parties within thirty (30) days after the taking.

         If the parties cannot agree upon such proportionate rental for the remaining portion of the Leased Premises within said time, then the parties agree that such proportionate rental shall be determined as provided in paragraph 34 of this Lease.

         LESSOR shall be exclusively entitled to any award made as a result of the condemnation proceedings or the exercise of the right of eminent domain, except payments for the fixtures, leasehold improvements or other property of LESSEE and relocation benefits payable to LESSEE under applicable law.

         22. Destruction of the Leased Premises. In the event the Leased Premises are totally destroyed by fire or other casualty, the LESSOR may, at LESSOR'S option, terminate this Lease, or LESSOR may rebuild the building situated on the Leased Premises and the rent shall abate between the time of the destruction and the time the building is rebuilt and the Leased Premises are ready for Occupancy, or in the event of a partial destruction of the Leased Premises by fire or other casualty, LESSOR, at LESSOR'S option, may terminate this Lease or rebuild and repair the Leased Premises, and in such case the rent shall proportionately abate during the time between such partial destruction and repair or rebuilding thereof, provided, that in the events aforesaid, the options allowed to LESSOR shall be exercised within thirty (30) days after the event giving rise thereto.

         23. Defaults. In the event that any one or more of the following events shall occur and be continuing, to-wit:

         (a) LESSEE shall be in arrears in the payment of the rent for a period of ten (10) days after written notice thereof; or

         (b) LESSEE shall fail or neglect to do or perform or observe any of the other covenants contained herein on its part to be kept and performed and such failure or neglect shall continue for a period of not less than thirty (30) days after LESSOR has notified LESSEE in writing of such failure or neglect and LESSEE has failed to cure same within said thirty (30) days or made satisfactory provisions to cure same in respect to any covenant which cannot be cured within said thirty (30) days; or

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         (c) If the  interest  of LESSEE in this Lease  shall be levied on under execution or other legal process, and unless such execution or legal process shall within thirty (30) days from the date of levy be nullified or otherwise rendered ineffective, or if any assignment of LESSEE'S property shall be made for the benefit of creditors, or if LESSEE shall abandon or vacate said premises; or

         (d) If any proceedings shall be commenced by or against LESSEE for any relief which includes, or might result in, any modification of the obligations of LESSEE hereunder under any bankruptcy or insolvency law, or law relating to the relief of debts, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, under bankruptcy or insolvency law, (unless such proceedings shall within thirty (30) days from the filing or effective date thereof be dismissed, nullified, stayed or otherwise rendered ineffective, but then only so long as such stay shall continue in force or such ineffectiveness shall continue), and all the obligations of the LESSEE under this Lease shall not have been duly assumed in writing, pursuant to a court order or decree, by a trustee or trustees or receiver or receivers appointed for the LESSEE (or for its property in connection with any such proceeding) in such a manner that such obligations shall have the same status as obligations incurred by such trustee or trustees or receiver or receivers, within thirty (30) days after such appointment, if any, or sixty (60) days after such proceedings shall have been commenced, whichever shall be earlier; or

         (e) If LESSEE shall fail to secure or maintain any insurance coverage required by this Lease and such failure or neglect shall continue for a period of not less than forty-eight (48) hours after LESSOR has notified LESSEE in writing of such failure or neglect.

         LESSOR may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon, at its option, may, without notice of demand of any kind to LESSEE or any other person, have any one or more of the remedies hereinafter set forth.

         24. Remedies of LESSOR. Upon a breach of this Lease by LESSEE as hereinbefore provided:

         (a) LESSOR may terminate this Lease and the term created hereby, in which event LESSOR may forthwith repossess the Leased Premises and be entitled forthwith to recover as damages a sum of money equal to the value of the remaining rent under this Lease, to be determined on the basis of the rent theretofore paid or payable, less the fair rental value of the Leased Premises for said period, and any other sum of money and damages owed by LESSEE to LESSOR; or

         (b) LESSOR may terminate LESSEE'S right of possession and may repossess the Leased Premises, without demand or notice of any kind to LESSEE and without terminating this Lease, in which event LESSOR shall make reasonable efforts to re-let the same for the account of LESSEE for such rent and upon such terms as shall be reasonably satisfactory to LESSOR; and, if LESSOR shall fail to re-let the Leased Premises, or if the Leased Premises are re-let and a sufficient sum shall not be realized from such re-letting, after paying all of the costs and expenses of such re-letting and of the collection of the rent accruing therefrom to satisfy the rent above provided to be paid, then LESSEE shall pay to LESSOR as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or, if the Leased Premises have been re-let, LESSEE shall satisfy and pay any such deficiency upon demand therefor, from time to time, and LESSEE agrees that LESSOR may file suit to recover any sums falling due under the terms of this paragraph from time to time and that no suit or recovery of any portion due LESSOR hereunder shall be in defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of LESSOR.

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         LESSEE will pay,  in addition to the rent and other  charges to be paid by LESSEE, LESSOR'S reasonable attorney's fees in a suit or action instituted by LESSOR to enforce the provisions of the Lease or the collection of sums due LESSOR hereunder.

         25. Defaults by LESSOR. In the event LESSOR breaches any of the terms or provisions of this Lease and LESSOR has not cured such breach within thirty
(30) days after LESSOR'S receipt of written notice thereof, or made arrangements to cure any breach which could not reasonably be cured within said period, LESSEE shall have the right to cure such default on behalf of LESSOR and to recover the reasonable cost thereof from LESSOR or offset such cost against future rents payable hereunder.

         26. Peaceable Vacation. Upon the termination of this Lease and the term created hereby, or upon the termination of LESSEE'S right of possession, whether by lapse of time or at the election of LESSOR or LESSEE as aforesaid, LESSEE will at once peaceably vacate the Leased Premises and surrender possession of same to LESSOR. If the termination is by lapse of time, LESSEE shall remove LESSEE'S trade fixtures and personal property prior to the date of termination. In the event termination is for a reason other than lapse of time, LESSEE shall have a reasonable time to remove such fixtures and personal property and restore the Leased Premises to the condition in which they were originally delivered to LESSEE, ordinary wear and tear as well as other loss, damage or injury caused by fire or other casualty beyond the reasonable control or prevention of LESSEE excepted. LESSEE shall pay prorated rent based upon the amount payable prior to such termination until the removal and restoration is completed by LESSEE. If LESSEE shall fail hereinbefore provided, LESSEE'S right to do so shall, at the option of the LESSOR, cease and LESSEE'S title thereto shall revert and the same shall belong to LESSOR; or LESSOR shall have the right to remove such property at the expense of LESSEE without any liability or damage thereto and LESSEE shall thereupon promptly reimburse LESSOR for all reasonable expenses incurred by LESSOR in doing so.

         27. Holding Over. In the event LESSEE shall continue to occupy the Leased Premises after the original term of this Lease, or any extension thereof, such occupancy shall be deemed to create a tenancy at will and shall in no event be presumed to be a renewal of this Lease. LESSEE shall, in such event, be obligated to continue to pay rent in an amount ten percent (10%) greater than the rent in effect immediately prior to the expiration of this Lease. During such tenancy at will, if LESSEE desires to vacate, LESSEE shall be required to give notice in accordance with the laws of the State of Wisconsin.

         28. Subordination. This Lease is, and shall be, without further act by LESSOR or LESSEE, subordinate to any mortgage or mortgages now or hereafter placed upon the Leased Premises by LESSOR and to all advances made or to be made thereunder, and to any renewals, modifications and extensions thereof, provided that LESSOR'S mortgagee agrees in a form reasonably satisfactory to LESSEE that LESSEE'S occupancy of the Leased Premises shall not be disturbed by the exercise of such mortgagee's rights under the mortgage or mortgages. It is expressly understood and agreed that no further instruments shall be required to effect the subordination provided herein. LESSEE shall, however, upon request, execute such documents as may be required by LESSOR'S mortgagee.

         29. Waivers of Breach. No waiver of any breach of this Lease shall be implied from any omission by LESSEE or LESSOR to take any action on account of such breach, and no express waiver shall affect any breach or default other than the breach or default specified in the express waiver and then only for the time and to the extent stated. No receipt of money by LESSOR from LESSEE after any breach or default by LESSEE, or after the termination of this Lease, whether by lapse of time or after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall waive such breach or default or reinstate, continue or extend the term of this Lease or affect it any way and such notice or suit, as the case may be.

         30. LESSOR'S and LESSEE'S Rights are Cumulative. No remedy herein, or otherwise conferred upon or reserved by either party, shall be exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing; every power and remedy given to either party hereunder may be exercised from time to time and as often as occasion may arise. No delay or omission on the part of either party in the exercise of any right hereunder shall impair any such right or power or shall be construed as a waiver thereof.

         31. Mechanic's Liens. Except as hereinafter provided, LESSEE shall not permit any mechanic's liens or other liens to be placed upon the Leased Premises or any building or improvement thereon during the term of this Lease or any renewal thereof and in case of the filing of any such lien, LESSEE will promptly pay the same. If default in payment thereof shall continue for thirty (30) days after written notice thereof from LESSOR to LESSEE, LESSOR shall have the right, at LESSOR'S option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from LESSEE to LESSOR and shall be repaid to LESSOR immediately on rendition of bill therefor.

         Notwithstanding the foregoing, in the event of any mechanic's lien or liens being filed or placed against said Leased Premises and LESSEE desires to contest the validity of the amount thereof or otherwise question the same, LESSEE may do so, and in lieu of paying the same shall cause to be executed and delivered to LESSOR a good and sufficient bond guaranteeing the payment thereof in the event such contest or questioning of such lien or liens by LESSEE is unsuccessful.

         32. Notices. All notices, demands, statements, elections, options and other instruments required or permitted to be given or made by either party upon the other by the terms of this Lease or any statute shall be in writing and shall be deemed to have been sufficiently served three (3) days after the date of mailing if sent by certified or registered mail with proper postage prepaid to the LESSOR and to the LESSEE at the following addresses or at such other address as either party may hereafter designate in writing to the other party:

         LESSOR:           Wisconsin Warehousing, LLC
                           3040 W. Wisconsin Avenue
                           Appleton, WI 54914

         LESSEE:           Morgan Products, Ltd.
                           601 Oregon Street
                           P.O. Box 2446
                           Oshkosh, WI 54903-2446

         33. LESSOR'S Right to Perform. If LESSEE refuses and neglects to make repairs or maintain the Leased Premises properly as required hereunder, and to the reasonable satisfaction of LESSOR, and as soon as reasonably possible after written demand, LESSOR may undertake such repairs without liability for any loss or damage to LESSEE'S merchandise, fixtures, business or other property by reason thereof, and upon completion thereof, LESSEE shall be obligated to pay LESSOR the cost of making such repairs, upon presentation of a bill therefor, as additional rent.

         34. Dispute  Resolution.  The  following  provision  shall apply to any
dispute  between  the  parties  regarding  the   interpretation,   operation  or
enforcement of this Lease.

         (a) Confidentiality. The terms of this Lease and any information relating to this Lease are confidential and private. Each party agrees to maintain the confidentiality and privacy of, and not to disclose, any information set forth in this Lease.

         (b) Disputes. Any dispute arising with respect to this Lease, or the making or validity thereof, or its interpretation, or any breach thereof, shall be determined and settled by arbitration in the city of Appleton, Wisconsin, pursuant to the rules then existing of the American Arbitration Association, which shall be the sole and exclusive remedy for such disputes, except as otherwise provided herein. The attorney's fees and costs incurred by the prevailing party in the arbitration and enforcement thereof, at the trial and appellate level, shall be paid by the losing party. Any award rendered shall be final and conclusive upon the parties and a judgement thereon may be entered in any court having jurisdiction. Nothing contained herein shall limit the right of a party to request or obtain judicial assistance in the enforcement of any remedy hereunder, including eviction, specific performance or injunctive relief.

         35. Miscellaneous. The parties shall also be subject to the following miscellaneous terms and conditions:

         (a) Authority. Each person executing this Lease on behalf of a party warrants and represents that he/she has been duly authorized to execute this Lease by the party on whose behalf he/she is executing this Lease and that this Lease will be enforceable against such party in accordance with its terms.

         (b) Saving. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

         (c) General Provisions. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association whatsoever between LESSOR and LESSEE, it being expressly understood and agreed that neither the method of computation of rent, nor any other provision contained in this Lease, nor any act of the parties hereto, shall be deemed to create any relationship between the parties other than the relationship of LESSOR and LESSEE.

         (d) Paragraph Headings. The paragraph titles contained in this Lease are for convenience only and do not define, limit or construe the contents of such paragraph.

         (e) Successors and Assigns. The term of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (f) Short Form Lease. At the request of either patty, a short form lease will be prepared and executed by both parties for recording purposes, which will not vary any of the terms or provisions of this Lease.

         (g) Time of the Essence. Time is of the essence with respect to all time periods specified in this Lease.

         (h) Law Governing. This Lease shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed the day and year first written above.

                                  LESSOR:

                                  WISCONSIN WAREHOUSING, LLC.:

                                  By: /s/ Harold Schiferl(SEAL)
                                      __________________

                                  Harold Schiferl, Managing Member


                                  LESSEE:

                                  MORGAN PRODUCTS, LTD:

                                  By:  /s/ Peter Smith(SEAL)
                                       _______________

                                  Peter Smith, Executive Vice President/
                                  General Manager



STATE OF WISCONSIN             )
                               )
WINNEBAGO COUNTY               )

         Personally came before me this 30th day October, 1996, above named Harold Schiferl, Managing Member, of Wisconsin Warehousing, LLC, a Wisconsin limited liability company, LESSOR, to me known to be the person who executed the foregoing indenture of Lease.

                                  /s/ Ginny Bosley
                                  ________________

                                  Notary Public, State of Wisconsin
                                  My commission expires:    7-11-99

STATE OF WISCONSIN             )
                               )
WINNEBAGO COUNTY               )

         Personally came before me this 28th day of October, 1996, above named Peter Smith, Executive Vice President/General Manager of Morgan Products, Ltd., a Delaware Corporation, LESSEE, to me known to be the person who executed the foregoing indenture of Lease.

                                  /s/ Barbara T. Knaus
                                  ____________________

                                  Notary Public, State of  Wisconsin
                                  My commission expires:    12/19/99












This document was drafted by RUSSELL J. REFF, Attorney at Law.

                             [Drawing of Site Plan]

                                   EXHIBIT "B"
                                LEGAL DESCRIPTION


That part of the North West 1/4 of the North East 1/4 of Section 1 - T18N - R16E, in the Fifteenth Ward, City of Oshkosh, Winnebago County, Wisconsin, described as follows, viz:-

Commencing at the North Quarter comer of said Section; thence south 0 degrees 2 minutes 44 seconds east, along the West line of said North West 1/4 of the North East 1/4, 947.25 feet; thence north 89 degrees 27 minutes 7 seconds east 300.00 feet; thence northeasterly 491.01 feet, along the arc of a curve to the left, having a radius of 477.67 feet and a chord of which bears north 59 degrees 59 minutes 28 seconds east, 469.66 feet; thence south 89 degrees 47 minutes 23 seconds east 54.66 feet, to the Westerly right of way line of the Soo Line Railroad Company; thence northeasterly, 457.21 feet along the arc of a curve to the right, being the Westerly right of way line of the Railroad Company, having a radius of 2897.79 feet and a chord of which bears north 8 degrees 37 minutes 43 seconds east, 456.73 feet, to the Southeasterly corner of tract of land heretofore conveyed by Deed recorded as Document No.516490; thence north 89 degrees 59 minutes 30 seconds west, along the South line of said tract of land heretofore conveyed, as aforementioned, 467.02 feet, thence north 0 degrees 2 minutes 44 seconds west, along the West line of tract of land heretofore conveyed, as aforementioned, 258.00 feet, to the North line of said Section; thence north 89 degrees 59 minutes 30 seconds west, along the North line of said Section, 363.40 feet to the place of beginning, excepting therefrom the North
500.00 feet thereof.